Exhibit 99.1

Factorial Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except share and per share data)

	As of
	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$25,449	$28,891
Receivables under collaboration agreements (includes $0 and $1,000 as related party as of March 31, 2026, and December 31, 2025, respectively)	3,360	1,152
Deferred transaction costs	3,468	1,423
Prepaid expenses and other current assets (includes $910 and $1,110 as related party as of March 31, 2026, and December 31, 2025, respectively)	1,718	1,425
Total current assets	33,995	32,891
Restricted cash	884	881
Property and equipment, net	20,206	21,276
Operating lease right-of-use assets, net	7,266	7,576
Other non-current assets (related party)	40	160
TOTAL ASSETS	$62,391	$62,784
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK & STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable (includes $30 and $190 as related party, as of March 31, 2026, and December 31, 2025, respectively)	$656	$741
Accrued expenses	4,128	2,981
Operating lease liabilities, current portion	1,401	1,357
Total current liabilities	6,185	5,079
Operating lease liabilities, net of current portion	6,817	7,180
Convertible promissory notes - related parties, at fair value	20,296	18,889
Convertible promissory notes, at fair value	4,600	-
Warrant liabilities for Series B-1 and Series D redeemable convertible preferred stock (includes $2,803 and $2,770 to related parties as of March 31, 2026, and December 31, 2025, respectively)	3,484	3,378
Total liabilities	41,382	34,526
Commitments and contingencies (Note 8)
Redeemable convertible preferred stock (Note 9):
Series A-1 redeemable convertible preferred stock, $0.0001 par value; 1,234,568 shares authorized, issued and outstanding as March 31, 2026, and December 31, 2025. Liquidation preference of $3,000 as of March 31, 2026, and December 31, 2025.	327	327
Series A-2 redeemable convertible preferred stock, $0.0001 par value; 2,362,204 shares authorized, issued and outstanding as of March 31, 2026, and December 31, 2025. Liquidation preference of $6,000 as March 31, 2026, and December 31, 2025.	655	655
Series B-1 redeemable convertible preferred stock, $0.0001 par value; 2,738,469 shares authorized; 2,718,539 shares issued and outstanding as of March 31, 2026, and December 31, 2025. Liquidation preference of $22,166 as of March 31, 2026, and December 31, 2025.	2,169	2,169
Series C-1 redeemable convertible preferred stock, $0.0001 par value; 3,570,724 shares authorized, issued and outstanding as of March 31, 2026, and December 31, 2025. Liquidation preference of $28,423 as of March 31, 2026, and December 31, 2025.	28,303	28,303
Series C-2 redeemable convertible preferred stock, $0.0001 par value; 2,513,698 shares authorized, issued and outstanding as of March 31, 2026, and December 31, 2025. Liquidation preference of $26,857 as of March 31, 2026, and December 31, 2025.	26,013	26,013
Series D redeemable convertible preferred stock, $0.0001 par value; 7,625,734 shares authorized; 5,950,204 shares issued and outstanding as of March 31, 2026, and December 31, 2025. Liquidation preference of $202,385 as of March 31, 2026, and December 31, 2025.	192,185	192,185
Total redeemable convertible preferred stock	249,652	249,652
Stockholders’ deficit:
Common stock, $0.0001 par value; 32,000,000 shares authorized as of March 31, 2026, and December 31, 2025. 5,068,690 and 5,039,438 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively.	-	-
Additional paid-in capital	36,285	34,661
Accumulated deficit	(264,151)	(255,576)
Accumulated other comprehensive loss	(743)	(445)
Treasury stock, at cost; 108,466 shares as of March 31, 2026, and December 31, 2025	(34)	(34)
Total stockholders' deficit	(228,643)	(221,394)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK & STOCKHOLDERS' DEFICIT	$62,391	$62,784

See accompanying notes to unaudited condensed consolidated financial statements.

Factorial Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development, net (includes $0 and $24 of related party research and development reimbursement, net, during the three months ended March 31, 2026, and 2025, respectively)	$(1,942)	$(6,754)
Selling, general and administrative (includes $88 and $44 of related party expenses, during the three months ended March 31, 2026, and 2025, respectively)	(4,549)	(6,368)
Loss from operations	(6,491)	(13,122)
Other (expense) income, net:
Financing costs related to issuance of convertible promissory notes	(37)	-
Change in fair value of convertible promissory notes – related parties	(1,407)	-
Change in fair value of convertible promissory notes	(300)	-
Change in fair value of warrant liabilities (includes related party loss of $33 and $0 during the three months ended March 31, 2026, and 2025, respectively)	(106)	-
Other (expenses) income, net	(234)	252
Total other (expenses) income, net	(2,084)	252
Loss before provision for income taxes	(8,575)	(12,870)
Provision for income taxes	-	-
Net loss	$(8,575)	$(12,870)
Net loss attributable to common stockholders - basic and diluted (Note 12)	$(8,575)	$(12,870)
Net loss per share attributable to common stockholders - basic and diluted (Note 12)	$(1.70)	$(2.57)
Weighted-average common stock outstanding - basic and diluted (Note 12)	5,056,994	5,016,149

See accompanying notes to unaudited condensed consolidated financial statements.

Factorial Inc.

Condensed Consolidated Statements of Comprehensive Loss (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Net loss	$(8,575)	$(12,870)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(298)	8
Other comprehensive income (loss), net of tax	$(298)	$8
Comprehensive loss	$(8,873)	$(12,862)
Comprehensive loss attributable to stockholders	$(8,873)	$(12,862)

See accompanying notes to unaudited condensed consolidated financial statements.

Factorial Inc.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (Unaudited)

(In thousands, except share data)

	REDEEMABLE
	CONVERTIBLE						ACCUMULATED
	PREFERRED STOCK		COMMON STOCK		ADDITIONAL		OTHER	TREASURY	TOTAL
Three Months Ended	$0.0001 PAR VALUE		$0.0001 PAR VALUE		PAID-IN	ACCUMULATED	COMPREHENSIVE	STOCK	STOCKHOLDERS’
March 31, 2026	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	INCOME (LOSS)	AT COST	DEFICIT
Balance as of December 31, 2025	18,349,937	$249,652	5,039,438	$-	$34,661	$(255,576)	$(445)	$(34)	$(221,394)
Issuance from stock option exercises	-	-	29,252	-	90	-	-	-	90
Stock based compensation	-	-	-	-	1,534	-	-	-	1,534
Foreign currency translation adjustments	-	-	-	-	-	-	(298)	-	(298)
Net loss	-	-	-	-	-	(8,575)	-	-	(8,575)
Balance as of March 31, 2026	18,349,937	$249,652	5,068,690	$-	$36,285	$(264,151)	$(743)	$(34)	$(228,643)

	REDEEMABLE
	CONVERTIBLE						ACCUMULATED
	PREFERRED STOCK		COMMON STOCK		ADDITIONAL		OTHER	TREASURY	TOTAL
Three Months Ended	$0.0001 PAR VALUE		$0.0001 PAR VALUE		PAID-IN	ACCUMULATED	COMPREHENSIVE	STOCK	STOCKHOLDERS’
March 31, 2025	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	INCOME (LOSS)	AT COST	DEFICIT
Balance as of December 31, 2024	18,349,937	$249,652	5,016,051	$-	$25,193	$(181,731)	$76	$(34)	$(156,496)
Issuance from stock option exercises	-	-	300	-	2	-	-	-	2
Stock based compensation	-	-	-	-	3,857	-	-	-	3,857
Foreign currency translation adjustments	-	-	-	-	-	-	8	-	8
Net loss	-	-	-	-	-	(12,870)	-	-	(12,870)
Balance as of March 31, 2025	18,349,937	$249,652	5,016,351	$-	$29,052	$(194,601)	$84	$(34)	$(165,499)

See accompanying notes to unaudited condensed consolidated financial statements.

Factorial Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(8,575)	$(12,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	882	2,191
Non-cash lease expenses and amortization	310	302
Stock-based compensation	1,534	3,857
Change in fair value and financing cost of convertible promissory notes	337	-
Change in fair value of convertible promissory notes – related parties	1,407	-
Change in fair value of warrant liability	106	-
Loss on disposal of property and equipment	9	7
Unrealized foreign exchange loss	487	51
Non-cash interest	-	39
Changes in operating assets and liabilities:
Receivables under collaboration agreements	(2,208)	545
Prepaid expenses and other current assets	(306)	70
Other non-current assets	120	-
Accounts payable	(174)	5
Accrued expenses	271	(2)
Operating lease liabilities	(320)	(298)
Net cash used in operating activities	(6,120)	(6,103)
Cash flows from investing activities:
Property and equipment expenditures	(482)	(172)
Advances on property and equipment	(5)	-
Net cash used in investing activities	(487)	(172)
Cash flows from financing activities:
Proceeds from stock option exercises	90	2
Principal paid on finance lease liability	-	(207)
Deferred transaction costs paid	(1,051)	-
Financing costs related to issuance of convertible promissory notes	(37)	-
Proceeds from convertible promissory notes	4,300	-
Net cash provided (used) in financing activities	3,302	(205)
Effects of exchange rate change on cash, cash equivalents and restricted cash	(134)	(36)
Net change in cash, cash equivalents and restricted cash	(3,439)	(6,516)
Beginning cash, cash equivalents and restricted cash	29,772	51,421
Ending cash, cash equivalents and restricted cash	$26,333	$44,905
Supplemental disclosures:
Cash paid for interest	$-	$146
Non-cash investing and financing activities:
Deferred transaction costs included in accounts payable and accrued expenses	$1,723	$-
The following table presents the Company’s cash, cash equivalents and restricted cash by category in the Company’s Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$25,449	$41,719
Restricted cash	884	3,186
Total cash, cash equivalents and restricted cash	$26,333	$44,905

See accompanying notes to unaudited condensed consolidated financial statements.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Note 1 - The Company

Nature of Operations

Factorial Inc. (“Factorial”, the “Company”, or “we”) is a developer and manufacturer of advanced battery energy storage technologies and solid-state battery (“SSB”) technology. The technologies developed are expected to create a more sustainable future with high-performance batteries for electric vehicles, homes, and critical applications.

de-SPAC Transaction

On December 17, 2025, Cartesian Growth Corporation III, a Cayman Islands exempted company (“CGC”), Fenway MS, Inc., a Delaware corporation (“Merger Sub”), and Factorial Inc., a Delaware corporation (“Factorial”), entered into a Business Combination Agreement (“BCA”). CGC, a publicly traded special purpose acquisition company (“SPAC”) was listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “CGCT”.

On June 5, 2026, the Merger Sub, a wholly-owned subsidiary of CGC, merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of CGC (the “Merger”). In connection with the Merger, CGC was renamed Factorial Energy, Inc. (“PubCo”). PubCo became listed on the Nasdaq under the new ticker symbol “FAC” (“de-SPAC Transaction”). PubCo received gross proceeds of approximately $112,100 in connection with the de-SPAC Transaction and the sale of a private placement of PubCo Series A Common Stock, prior to the payment of transaction expenses (“de-SPAC and PIPE Proceeds”). These unaudited condensed consolidated financial statements do not reflect the impact of the de-SPAC Transaction, since it was closed subsequent to March 31, 2026.

Basis of Presentation

The accompanying interim condensed consolidated financial statements and notes to the condensed consolidated financial statements have been prepared in accordance with accounting standards generally accepted in the United States of America (“U.S. GAAP”) for interim financial information as organized in the Accounting Standards Codification (“ASC”) administrated by the Financial Accounting Standards Board (“FASB”). The accompanying interim Condensed Consolidated Balance Sheet as of March 31, 2026, the interim Condensed Consolidated Statements of Operations, Comprehensive Loss, Redeemable Convertible Preferred Stock and Stockholders’ Deficit, and the interim Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2026 and 2025, are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in management’s opinion, include adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of March 31, 2026 and its result of operations for the three months ended March 31, 2026 and 2025 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the Company’s audited annual consolidated financial statements for the year ended December 31, 2025, included in the proxy statement/prospectus filed by CGC on May 6, 2026. The accounting policies applied in the preparation of these interim condensed consolidated financial statements are consistent with those disclosed in the Company’s audited consolidated financial statements and accompanying notes. The disclosures provided herein include only those policies that have been newly adopted or updated during the interim period, if any.

Prior to the receipt of the de-SPAC and PIPE Proceeds, the Company determined that its existing liquidity was not sufficient to fund operations for at least twelve months from the date of issuance of its audited annual consolidated financial statements, which raised substantial doubt about the Company’s ability to continue as a going concern. The Company has experienced net losses and negative cash flows from operations since its inception. The Company expects it will continue to incur significant costs including research and development expenses related to its ongoing operations until it successfully develops a commercial product and achieves revenues adequately to support the Company’s operations. However, Factorial believes that its cash on hand, including the net proceeds from the de-SPAC and PIPE Proceeds will be sufficient to meet its working capital and capital expenditure requirements for a period of at least twelve months from the date of this filing. Accordingly, management has concluded that the substantial doubt about the Company’s ability to continue as a going concern has been alleviated. Factorial may, however, need additional cash resources due to changed business conditions or other developments, including unanticipated delays in negotiations with Original Equipment Manufacturers (“OEMs“) and tier-one automotive suppliers or other suppliers, supply chain challenges, competitive pressures, and regulatory developments, among other developments. To the extent that Factorial’s current resources are insufficient to satisfy its cash requirements, Factorial may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than Factorial expects, Factorial may be forced to decrease its level of investment in product development or scale back its operations.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its four wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements in accordance with the provisions under ASC Topic 810 Consolidation.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the amounts of expenses during the reporting period. On an ongoing basis, the Company’s management evaluates its estimates, judgments, and methodologies. Significant estimates and assumptions in the consolidated financial statements include those related to warrant liabilities, convertible promissory notes and stock-based compensation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ materially from these estimates under different assumptions or conditions. Changes in estimates are reflected in reported results in the period in which they become known.

Collaboration Arrangements and Partnership Agreements

The Company enters into collaborative arrangements with various parties individually through joint development agreements (“JDAs”) to evaluate and test its technology. The agreements are executed in anticipation of entering into either a purchasing agreement for the Company’s sellable products or jointly developing a commercialized product. As part of the JDAs, the counterparty may either reimburse the Company for certain costs incurred through a fixed fee payment or per unit payment or share certain costs with the Company.

The Company assesses each collaborative arrangement to determine whether it is in scope for ASC Topic 808, Collaborative Arrangements (“ASC 808”). In making the determination, the Company considers whether the arrangement involves joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards that are dependent on the commercial success of such activities. All of the JDAs entered into by the Company have been concluded to be arrangements within the scope of ASC 808. As a result, payments received/paid from/to the counterparties have been netted against the research and development expenses incurred by the Company.

The Company assesses each collaborative arrangement to determine whether it is in scope for ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). In making the determination, the Company considers if some or all aspects of the arrangement represent a transaction with a customer. All of the JDAs entered into by the Company to date have been concluded to be arrangements outside the scope of ASC 606. As a result, no revenue has been recognized by the Company.

For the three months ended March 31, 2026, and 2025, the Company recognized approximately $3,410 and $34, respectively in expense reimbursements from arrangements, which are recorded net within research and development expenses on the condensed consolidated statements of operations. The Company had one partner that accounted for $3,360 in expense reimbursements for the three months ended March 31, 2026.

In February 2026, the Company entered into a new development agreement with PowerCo SE (“PowerCo”). The development agreement has various terms and conditions and has a term of fifteen months; however, PowerCo has the right to terminate under certain conditions. The Company entered into this development agreement for purposes of assessing its technology through evaluation and testing of its batteries.

In January 2026, the Company entered into a partnership agreement with a note holder as further described in Note 7. The partnership agreement includes up to $900 of consideration for the performance of research and development services to the note holder.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Deferred Transaction Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to transaction costs. Prior to the completion of the transaction (potential business combination with Cartesian Growth Corporation III) as mentioned in Note 1 of the audited annual consolidated financial statements for the year ended December 31, 2025, direct transaction costs are capitalized as deferred transaction costs. If the transaction is completed, the deferred transaction costs are charged to additional paid-in capital and offset the proceeds received from the potential business combination. As of March 31, 2026, and December 31, 2025, the Company had $3,468 and $1,423 of deferred transaction costs incurred, respectively.

Convertible Promissory Notes, Fair Value

During January 2026, the Company entered into Note Purchase Agreements and a Convertible Promissory Note Agreement pursuant to which it could receive proceeds up to $5,340 (the “January 2026 Notes”) from new investors. The Company determined that it is eligible for the fair value option election in connection with the Convertible Promissory Notes. The Convertible Promissory Notes meet the definition of a “recognized financial liability” which is an acceptable financial instrument eligible for the fair value option under ASC Topic 825 Financial Instruments (“ASC 825”). At the date of issuance, the fair value of the Convertible Promissory Notes were derived using the scenario-based method (“SBM”) as further described in Note 3. The fair value option election was made to enhance the relevance and transparency of information presented related to the features embedded in the Convertible Promissory Notes.

Changes in the fair value of the Convertible Promissory Notes are recorded as gains or losses in the Company’s consolidated statements of operations in each reporting period. For the three months ended March 31, 2026, the Company recorded a loss on the change in fair value of convertible promissory notes of $300.

Recently Adopted Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. After completion of the business combination described in Note 15, the Company expects it will be considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “Jobs Act”). The Jobs Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to avail itself of this extended transition period and, as a result, the Company will not be required to adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides optional practical expedients intended to simplify the application of the current expected credit loss model to current trade accounts receivable and current contract assets arising from revenue transactions under Topic 606. The amendments will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company adopted the guidance effective January 1, 2026. The adoption did not have a material impact on its accounting policies, financial position, results of operations, or cash flows, given the short-term nature and historically no loss experience of its trade receivables and contract assets.

New Accounting Pronouncements – Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE) (“ASU 2024-03”), requiring additional disclosure of the nature of expenses included in the income statement. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The amendment in this update applies to all public business entities and is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the provisions of the amendments and the impact on its disclosures.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Note 3 - Fair Value Measures

The Company’s financial assets subject to fair value measurements on a recurring basis. The following table presents information about the Company’s financial assets and liabilities measured at fair value and the level of input utilized to determine such fair values (in thousands):

	Fair value measurements as of March 31, 2026
	Total	Level 1	Level 2	Level 3
Assets:
Money market (included in cash and cash equivalents)	$10,245	$10,245	$-	$-
Money market (included in restricted cash)	884	884	-	-
Total Assets	$11,129	$11,129	$-	$-
Liabilities:
Warrant liability Series B-1	$681	$-	$-	$681
Warrant liability Series D	2,803	-	-	2,803
Convertible promissory notes – related parties	20,296	-	-	20,296
Convertible promissory notes	4,600	-	-	4,600
Total Liabilities	$28,380	$-	$-	$28,380

	Fair value measurements as of December 31, 2025
	Total	Level 1	Level 2	Level 3
Assets:
Money market (included in cash and cash equivalents)	$14,152	$14,152	$-	$-
Money market (included in restricted cash)	881	881	-	-
Total Assets	$15,033	$15,033	$-	$-
Liabilities:
Warrant liability Series B-1	$608	$-	$-	$608
Warrant liability Series D	2,770	-	-	2,770
Convertible promissory notes – related parties	18,889	-	-	18,889
Convertible promissory notes	-	-	-	-
Total Liabilities	$22,267	$-	$-	$22,267

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

The following table presents a roll-forward of the aggregate fair values of the Company’s Warrant liabilities and the Company’s Convertible promissory notes for which fair value is determined by Level 3 inputs (in thousands):

				Convertible
				Promissory
		Warrant	Warrant	Notes	Convertible
		Liability	Liability	Related	Promissory
	Total	Series B - 1	Series D	Parties	Notes
December 31, 2024	$1,148	$114	$1,034	$-	$-
Issuance of convertible promissory notes	-	-	-	-	-
Loss on issuance	-	-	-	-	-
Change in fair value	-	-	-	-	-
March 31, 2025	$1,148	$114	$1,034	$-	$-
Issuance of convertible promissory notes	10,000	-	-	10,000	-
Loss on issuance	4,500	-	-	4,500	-
Change in fair value	6,619	494	1,736	4,389	-
December 31, 2025	$22,267	$608	$2,770	$18,889	$-
Issuance of convertible promissory notes	4,300	-	-	-	4,300
Loss on issuance	-	-	-	-	-
Change in fair value	1,813	73	33	1,407	300
March 31, 2026	$28,380	$681	$2,803	$20,296	$4,600

Certain of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate their fair value due to their liquid or short-term nature, such as accounts payable, accrued expenses, and other current liabilities.

Warrant Liability Series B-1

In connection with the issuance of Series B-1 redeemable convertible preferred stock of the Company (“Series B-1”) on October 28, 2019, the Company entered into a warrant agreement with Massachusetts Development Finance Agency, or its registered assignees to purchase 19,930 Series B-1 redeemable convertible preferred stock (“Series B-1 Warrant Agreements”). The warrant was issued at a purchase price of $0.81 per share, with a maturity date of February 1, 2029, or the closing of the Company’s Initial Public Offering.

Warrant Liability Series D

In connection with the issuance of Series D redeemable convertible preferred stock of the Company (“Series D”) on November 30, 2021, the Company entered into a warrant for preferred stock with each of Mercedes-Benz Investment Company LLC and Stellantis(each a “Holder”) (“Series D Agreement”). Upon closing of the Series D Agreement, Mercedes-Benz Investment Company LLC and its affiliates (“Mercedes-Benz”) and Stellantis became related parties to the Company. During 2022, the Warrant Agreements were amended and restated with both Stellantis and Mercedes-Benz to eliminate certain milestone-based provisions. The Amended Warrants modified the original agreements by setting the number of shares issuable upon exercise at a fixed 137,814 shares per Holder at a fixed price of $27.2105 per share. The warrants have a maturity date of February 1, 2029, or the closing of the Company’s Initial Public Offering. The Amended Warrants remain consistent with the Warrant Agreements to require settlement through the issuance of the then most senior redeemable convertible preferred stock of the Company to the Holder. At inception, the monetary value of the obligation is based on a fixed monetary amount known at inception.

To estimate the fair value of the Series B-1 and D Warrant Agreements, the Company applied the Probability Weighted Equity Return Method (“PWERM”). Under this approach, the Company develops multiple scenarios and ascribes a probability weighting to each scenario and related estimated fair value. Key inputs and assumptions in the PWERM include the probability and the estimated value of the security in each liquidity scenario, in addition to scenario specific assumptions. The two scenarios used in the valuation of the Series B-1 and D Warrant Agreements are a SPAC Exit scenario and Option Pricing Method scenario. The Company applied a 90% weighting to the SPAC Exit Scenario and 10% to the Option Pricing Method (“OPM”) scenario as of March 31, 2026. The Company applied a 75% weighting to the SPAC Exit Scenario and 25% to the OPM scenario as of December 31, 2025.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

The following are assumptions used in valuing the Series B-1 and D Warrant Agreements in the SPAC Exit scenario, as of March 31, 2026:

	Series B-1	Series D
Discount rate	25%	25%
Expected life (in years)	0.20	0.20
Future projected price per share	$37.76	$37.76
Strike price	$0.08	$27.21

The following are assumptions used in valuing the Series B-1 and D Warrant Agreements in the SPAC Exit scenario, as of December 31, 2025:

	Series B-1	Series D
Discount rate	25%	25%
Expected life (in years)	0.38	0.38
Future projected price per share	$37.76	$37.76
Strike price	$0.08	$27.21

The significant unobservable inputs used in the fair value measurement of the Series B-1 and D warrant liability in the SPAC Exit scenario are the discount rate and the expected life. The future projected price per share is estimated based on the SPAC purchase price as outlined in the Company’s Business Combination Agreement. The discount rate reflects current market assessments of the time of value of money and the risks specific to the Company given its stage of development.

The expected life is based upon the fact that the Warrant Agreements would not persist through a liquidity event, and therefore the expected life is based upon management’s estimated holding period to an exit/liquidity event.

The following are the assumptions used in valuing the Series B-1 and D Warrant Agreements in the OPM scenario, as of March 31, 2026:

	Series B-1	Series D
Share value	$18.16	$33.61
Assumed volatility	90%	37%
Assumed risk-free interest rate	3.8%	3.8%
Expected life (in years)	2	2
Expected dividends	-	-

The following are the assumptions used in valuing the Series B-1 and D Warrant Agreements in the OPM scenario, as of December 31, 2025:

	Series B-1	Series D
Share value	$18.14	$33.71
Assumed volatility	90%	37%
Assumed risk-free interest rate	3.5%	3.5%
Expected life (in years)	2	2
Expected dividends	-	-

The significant unobservable inputs used in the fair value measurement of the Series B-1 and D warrant liability in the OPM scenario are the equity value of the Company, the expected life and assumed volatility. The equity value of the Company is derived from a discounted cash flow analysis based on the Company’s best estimates of future cash flows. The assumptions underlying these valuations include projected future revenue and cash flows, discount rates, market adjustments and multiples, selection of comparable companies, the lack of marketability of our equity, and probability of possible future events, including the expected time to liquidity. These underlying assumptions represent our best estimates at the time they were made, which involves inherent uncertainty and the application of judgment. Changes to the key assumptions and estimates used in the valuations could result in materially different fair values of our common and preferred stock at each valuation date.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

The expected life is based upon the fact that the Warrant Agreements would not persist through a liquidity event, and therefore the expected life is based upon management’s estimated holding period to an exit/liquidity event. The expected volatility is based upon observed historical volatilities of a cohort of guideline public companies. Equity allocation mechanics are based upon the distribution waterfall as outlined in the Company’s operating agreement. Significant increases (decreases) in the equity value, the expected life, or the assumed volatility, could result in significantly higher (lower) fair value measurements.

As of March 31, 2026, the Company had reserved 295,558 shares of common stock for potential conversion of Series B-1 and D Warrants.

Convertible Promissory Notes – Related Parties

To estimate the fair value of the August 2025 Notes, the Company applied the SBM method. The fair value of the August 2025 Notes includes an estimate of the value of accrued interest. The significant unobservable inputs used in the fair value measurement of the August 2025 Notes are the underlying share value, the expected life, assumed volatility, assumed discount rate, share value, and the probability of scenarios.

The assumptions used in determining the fair value of the August 2025 Notes under the SBM during the three months ended March 31, 2026, were as follows:

Series D Three Months Ended March 31, 2026
SPAC Exit Scenario	85%
Qualified Financing Scenario	7.5%
Dissolution Scenario	7.5%
Assumed volatility	40%
Assumed risk-free interest rate	3.7%
Expected life (in years)	.50
Assumed discount rate	20%
Share value	$37.35

The assumptions used in determining the fair value of the August 2025 Notes under the SBM as of December 31, 2025, were as follows:

Series D December 31, 2025
SPAC Exit Scenario	75%
Qualified Financing Scenario	15%
Dissolution Scenario	10%
Assumed volatility	40%
Assumed risk-free interest rate	3.50%
Expected life (in years)	.75
Assumed discount rate	20%
Share value	$34.47

To estimate the share value of the Series D redeemable convertible preferred stock we used a PWERM. The two scenarios used in the estimation of the Series D redeemable convertible preferred stock are a SPAC Exit scenario and Option Pricing Method scenario. As of March 31, 2026, we applied a 85% weighting to the SPAC Exit scenario and 15% weighting to the Option Pricing Method scenario.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Convertible Promissory Notes

To estimate the fair value of the January 2026 Notes, the Company applied the SBM method. The fair value of the January 2026 Notes includes an estimate of the value of accrued interest. The significant unobservable inputs used in the fair value measurement of the January 2026 Notes are the underlying share value, the expected life, assumed volatility, assumed discount rate, share value, and the probability of scenarios.

The assumptions used in determining the fair value of the January 2026 Notes under the SBM during the three months ended March 31, 2026, were as follows:

	Three Months Ended March 31, 2026	January 26, 2026
SPAC Exit Scenario	85%	80%
Qualified Financing Scenario	7.5%	10%
Dissolution Scenario	7.5%	10%
Expected life (in years)	.50	.68
Assumed discount rate	20%	20%

Note 4 - Property and Equipment

Property and equipment, net consists of the following (in thousands):

	As of
	March 31, 2026	December 31, 2025
Leasehold improvements	$10,680	$10,680
Machinery and equipment	16,081	16,315
Furniture and fixtures	414	419
Computer and software	211	216
Buildings	1,160	1,227
Building Fixtures	1,256	1,206
Land	3,196	3,382
Advances on purchases of property and equipment	617	632
Total	$33,615	$34,077
Accumulated depreciation	(13,409)	(12,801)
Total	$20,206	$21,276

Advances on purchases of property and equipment are payments made before the related asset (such as machinery and equipment) are delivered and are not depreciated until the asset is placed in service.

Depreciation expense totaled $882 and $1,984 for the three months ended March 31, 2026, and 2025, respectively, and was recorded as operating expenses in the condensed consolidated statements of operations. Depreciation expense was allocated as $850 and $1,775 to research and development expense, net and $32 and $209 to selling, general and administrative expenses for the three months ended, March 31, 2026, and 2025, respectively.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Note 5 - Accrued Expenses

Accrued expenses consisted of the following (in thousands):

	As of
	March 31, 2026	December 31, 2025
Accrued compensation and benefits	$838	$760
Accrued audit and tax services	166	67
Accrued legal and professional	320	172
Accrued transaction costs	2,327	1,423
Accrued other	477	559
Total accrued expenses	$4,128	$2,981

NOTE 6 – CONVERTIBLE PROMISSORY NOTES – RELATED PARTIES

The following table shows the components of the Company’s indebtedness (in thousands):

Three Months Ended
March 31, 2026
Total convertible promissory notes - related parties, at fair value as of December 31, 2025	$18,889
Change in fair value	1,407
Total convertible promissory notes - related parties, at fair value	$20,296

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

NOTE 7 – CONVERTIBLE PROMISSORY NOTES

During January 2026, the Company issued the January 2026 Notes pursuant to which it could receive proceeds up to $5,340. The January 2026 Notes bear interest of 5% per annum and mature on either August 1, 2028 or January 1, 2029. The January 2026 Notes provide the holders with certain conversion features including: a mandatory conversion upon a qualified financing event, an optional conversion upon a non-qualified financing event and an optional conversion upon an acquisition of the Company.

Concurrently with the issuance of the January 2026 Notes, the Company entered into a partnership agreement with a note holder. Pursuant to the partnership agreement, the Company may receive up to $2,240 in total consideration. The deliverables of the partnership agreement coincide with payments to the Company on the convertible note. Deliverables under the partnership agreement are aligned with, and contingent upon, funding milestones under the convertible note, which provide for up to $1,340 in aggregate principal funding to the Company of which $300 in proceeds have been received as of March 31, 2026, with an issuance cost of $37. The note holder had the option to request funding in part or in full. Subsequently, on May 18, 2026, the Company received the remaining proceeds of $1,040. In addition, the partnership agreement includes up to $900 of consideration for the performance of research and development services to the note holder.

The following table shows the components of the Company’s indebtedness (in thousands):

Three Months Ended
March 31, 2026
Convertible promissory notes principal balance	$4,300
Change in fair value	300
Total convertible promissory notes, at fair value	$4,600

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Note 8 - Commitments and Contingencies

Leases

The Company’s leases include various operating leases for offices, laboratory space, and storage space, expiring at various dates through November 2032. Many leases include one or more options to renew. The Company does not assume renewals in the determination of the lease term unless the renewals are deemed to be reasonably certain. The Company’s finance lease for the facility in Methuen, Massachusetts was terminated in October 2025. Fixed rent generally escalates each year, and the Company is responsible for a portion of the landlords’ operating expenses such as property tax, insurance, and common area maintenance.

The components of lease expenses recorded within the condensed consolidated statements of operations for the three months ended March 31, 2026, and 2025 are as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
Finance lease costs:
Amortization of right-of-use assets	$-	$207
Interest on financing lease liabilities	-	185
Total finance lease costs	-	392
Operating lease costs:
Operating lease expenses	480	497
Variable lease expenses	217	199
Short-term lease expenses	-	18
Total operating lease costs	697	714
Total lease expenses	$697	$1,106

Other information related to agreements treated as finance and operating leases was as follows:

	Three Months Ended March 31,
	2026	2025
Operating cash flows from operating leases	$(489)	$(493)
Financing cash flows from finance lease	$-	$(353)

	As of
	March 31, 2026	December 31, 2025
Weighted-average remaining lease term – operating leases (years)	5.5	5.9
Weighted-average discount rate – operating leases	8.04%	8.05%
Remaining lease term – finance lease (years)	-	-
Discount rate – finance lease	N/A	N/A

The remaining lease obligations are substantially unchanged from year end.

Legal Proceedings

From time to time, the Company may be subject to legal claims or be party to legal proceedings arising in the normal course of business. While the outcome of such claims or proceedings cannot be predicted with certainty, the Company’s management expects that any such liabilities, to the extent not provided for by insurance or otherwise, would not have a material effect on the Company’s financial condition, results of operations or cash flows.

The Company is party to an arbitration, initiated on March 14, 2025, before the International Centre for Dispute Resolution. A hearing was conducted in June 2026, and post-hearing submission are due in July 2026. The hearing is regarding a contractual dispute in which a vendor is seeking $4,900 in damages, interest, and other relief. The Company does not believe that such payment is owed, is defending against such claims, and it has asserted counterclaims. The Company believes that a loss is neither probable nor remote and is unable to reasonably estimate the amount or range of possible loss due to the stage of the proceedings and the uncertainty regarding the resolution of the competing claims.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Note 9 - Redeemable Convertible Preferred Stock

No redeemable convertible preferred stock was issued, converted, or redeemed during the three months ended March 31, 2026. Total carrying value remains $249,652. Terms and rights are unchanged from the audited annual consolidated financial statements for the year ended December 31, 2025.

Note 10 - Common Stock

The Company was authorized to issue 32,000,000 shares of its common stock as of March 31, 2026, and December 31, 2025. The voting, dividend, and liquidation rights of the holders of the Company’s common stock are subject to and qualified by the rights, powers and preference of the Preferred Stockholders set forth in Note 9 - Redeemable Convertible Preferred Stock.

Each share of common stock entitles the holder to one vote, together with the Preferred Stockholders, on all matters submitted to a vote of the Company’s stockholders. Terms and rights are unchanged from the audited annual consolidated financial statements for the year ended December 31, 2025.

Total common shares issued and outstanding were 5,068,690 as of March 31, 2026.

Note 11 - Stock Based Compensation

Equity Compensation Plans

The 2019 Stock Incentive Plan (the “2019 Plan”), was adopted by the Board of Directors to reserve a sufficient number of shares to facilitate the grants of stock options and restricted stock to employees, officers and directors, non-employee advisors and consultants in exchange for certain services. Awards granted under the 2019 Plan are issued at the discretion of the Board of Directors. Awards generally vest over four years; however, vesting terms are subject to terms set forth by the Board of Directors when the award is granted. Stock options granted under the 2019 Plan expire 10 years from the date of grant, which was subsequently amended.

Share-Based Compensation Awards

The Company estimates the fair value of stock options with service conditions and performance conditions using the Black-Scholes valuation model. The resulting fair value is recorded as compensation cost on a straight-line basis over the requisite service period. The key inputs and assumptions used to estimate the fair value of stock options include the value of the underlying stock at grant date, expected term, stock price volatility, the appropriate annual risk-free rate, and expected annual dividend yield.

Given the Company’s lack of historical data, the Company’s estimate of the expected term was calculated in accordance with the simplified method. Additionally, the Company has identified publicly traded comparable companies with similar characteristics (e.g., lithium battery manufacturing) whose historical stock price volatilities were used in the estimation of expected volatility. The risk-free interest rate is based on the U.S. Treasury zero coupon instrument with a duration/term that equals the expected term calculated by the Company.

For stock options with performance conditions, vesting is also subject to service conditions; however, the number of options that ultimately vest also depends on the attainment of certain predefined performance criteria. Note that stock options with performance conditions were issued to two strategic consultants of the Company and the performance criteria are related to the achievement of certain third-party purchase orders and contracts. No stock options with performance conditions were granted during the three months ended March 31, 2026.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

The assumptions made for purposes of estimating the fair value under the Black Scholes valuation model for stock options granted during the three months ended March 31, 2026 and 2025 were as follows:

Three Months Ended March 31,
	2026	2025
Expected term of options (years)	5.00 - 6.07	5.00 - 6.06
Risk free interest rate	3.83% - 3.98%	4.02% – 4.43%
Volatility	60.92% 65.79%	64.37% 65.81%
Expected dividend yield	-	-
Common stock grant date fair value per share	$25.18 - $27.78	$3.23
Option grant date fair value per share	$13.89 - $17.42	$1.87 - $2.03

For the three months ended March 31, 2026, and 2025, the Company recorded stock-based compensation expense of $1,534 and $3,857, respectively. The following table provides stock-based compensation expense by class reflected in the Company’s condensed consolidated statements of operations related to stock options (including stock options with performance conditions) for the three months ended March 31, 2026, and 2025 (in thousands):

	Three Months Ended March 31,
	2026	2025
Research and development	$240	$347
Selling, general and administrative	1,294	3,510
Total	$1,534	$3,857

Stock Options

The following table summarizes stock option activity for the three months ended March 31, 2026, and 2025:

	Number of Options	Weighted -Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2024 (1)	5,085,269	$6.78	7.28	$1,172
Granted	594,691	3.23
Exercised	(300)	8.21		-
Cancelled or forfeited	(555,215)	3.86
Outstanding as of March 31, 2025	5,124,445	$3.00	7.11	$1,172
Options vested and expected to vest as of March 31, 2025 (2)	5,004,445	$3.00	7.08
Exercisable as of March 31, 2025	3,696,298	$2.91	6.68	$1,172

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2025 (3)	5,546,772	$3.83	6.94	$31,996
Granted	33,580	25.45
Exercised	(29,252)	3.10		667
Cancelled or forfeited	(12,179)	5.08
Outstanding as of March 31, 2026	5,538,921	$4.03	6.72	$131,528
Options vested and expected to vest as of March 31, 2026 (4)	5,448,921	$4.05	6.71
Exercisable as of March 31, 2026	4,436,262	$3.06	6.18	$109,673

(1)	Includes 245,628 of stock options subject to performance conditions

(2)	Does not include 120,000 stock options subject to performance conditions which are improbable as of March 31, 2025.

(3)	Includes 215,628 of stock options subject to performance conditions

(4)	Does not include 90,000 stock options subject to performance conditions which are improbable as of March 31, 2026.

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock. As of March 31, 2026 there was $6,803 of total unrecognized stock-based compensation expense to be recognized over a weighted-average period of 4 years, respectively. As of March 31, 2026, the Company had $656 of total unrecognized stock-based compensation expense included in the total above for stock options with performance conditions currently considered not probable of achievement.

Note 12 - Net Loss Per Common Share

Basic and diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period.

Basic and diluted losses per share are calculated as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2026	2025
Numerator:
Net loss	$(8,575)	$(12,870)
Net loss attributable to common stockholders—basic and diluted	$(8,575)	$(12,870)
Denominator:
Weighted average number of common shares outstanding	5,056,994	5,016,149
Net loss per share attributable to common stockholders—basic and diluted	$(1.70)	$(2.57)

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

The following common stock equivalents were excluded from the calculation of diluted loss per share attributable to common stockholders because their inclusion would have been anti-dilutive:

	Three Months Ended March 31,
	2026	2025
Series A-1 redeemable convertible preferred stock	1,234,568	1,234,568
Series A-2 redeemable convertible preferred stock	2,362,204	2,362,204
Series B-1 redeemable convertible preferred stock	2,718,539	2,718,539
Series C-1 redeemable convertible preferred stock	3,570,724	3,570,724
Series C-2 redeemable convertible preferred stock	2,513,698	2,513,698
Series D redeemable convertible preferred stock	5,950,204	5,950,204
Preferred stock warrants	295,558	295,558
Preferred stock issued upon conversion of convertible promissory notes (1)	560,024	-
Options to purchase common stock	5,538,921	5,124,445
Restricted stock units	1,394,670	1,414,922

(1)	Due to the multiple conversion options provided for within the Company's convertible promissory notes, the Company applied the if-converted method to the calculation of the anti-dilutive shares underlying such notes to determine the estimated shares that the notes would convert into as of March 31, 2026. This assumption included consideration of the multiple conversion features and applying probability weightings to an assumed price of approximately $38 per share ($19 per share after applying the 50% discount).

NOTE 13 – SEGMENT INFORMATION

The Company conducts business as a single operating segment. In reaching this conclusion, management considers the definition of the (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, and how that information is used to make operating decisions, allocate resources, and assess performance. The Company’s CODM is the chief executive officer. The results of operations provided to and analyzed by the CODM are at the consolidated level which is the level that the CODM manages the business, allocates resources, makes key resource decisions, and assesses performance.

The key measure of segment profit and loss that the CODM uses to allocate resources and assess performance is the Company’s net loss. The table below shows a reconciliation of the Company’s net loss, including the significant expense categories regularly provided to and reviewed by the CODM, as computed under U.S. GAAP to the Company’s total net loss in the condensed consolidated statements of operations:

	Three Months Ended March 31,
	2026	2025
Operating expenses
Reimbursement from JDAs and others	$3,410	$34
Payroll expense	(5,860)	(8,133)
Occupancy expense	(859)	(1,497)
Professional service expense	(916)	(606)
Research and development expense	(933)	(537)
Depreciation expense	(882)	(1,984)
Other operating expense	(451)	(399)
Loss from operations	$(6,491)	$(13,122)
Total other income (expense), net	(2,084)	252
Net loss	$(8,575)	$(12,870)

Assets provided to CODM are consistent with those reported on the condensed consolidated balance sheet with particular emphasis on the company’s available liquidity, including its cash and cash equivalents reduced by current liabilities. All long-lived assets are maintained in, and all losses are attributable to the United States of America and South Korea.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

NOTE 14 - Related Party Transactions

Collaboration Arrangements

The Company has established JDAs with various partners with some of the partners also making investments in the Company through the purchase of preferred shares. In connection with the Series D Agreements, the Company entered into both Warrant and JDA agreements with Mercedes-Benz and Stellantis.

Uwe Keller, a member of the Company’s Board of Directors, represents Mercedes-Benz who is an investor in the Company’s Preferred Stock and holder of Series D Warrants. For the three months ended March 31, 2026, the Company recognized no expense reimbursements for the services provided under the JDA with Mercedes-Benz. For the three months ended March 31, 2025, the Company recognized $24 in expense reimbursements for the services provided under the JDA with Mercedes-Benz, which are recorded net within research and development expenses on the condensed consolidated statement of operations. There were no amounts due from Mercedes-Benz as of March 31, 2026, and December 31, 2025.

Michael Bly, a member of the Company’s Board of Directors, represents Stellantis who is an investor in the Company’s Preferred Stock and holder of Series D Warrants. For the three months ended March 31, 2026, and 2025, the Company recognized no expense reimbursements for the services provided under the JDA with Stellantis. There were no amounts due from Stellantis as of March 31, 2026. Amounts due from Stellantis totaled $1,000 which are included in receivables under collaboration agreements on the condensed consolidated balance sheets as of December 31, 2025.

In August 2025, the Company modified its existing JDA with Stellantis. The modified JDA required the Company to make a $2,000 payment to Stellantis for services related to the production and testing of a demo fleet. The Company and Stellantis jointly developed a production timeline as outlined in the agreement, which includes deliverables of Stellantis to the Company through June 2027 such as, module and pack safety reports, battery management system results, installation and retrofitting of test cells, and validation results of the demo fleet. In December 2025, the Company prepaid $2,000 to Stellantis for these services. As of March 31, 2026, and December 31, 2025, $40 and $160 are included in other non-current assets, respectively on the condensed consolidated balance sheets. As of March 31, 2026, and December 31, 2025, $910 and $950 are included in prepaid expenses and other current assets, respectively on the condensed consolidated balance sheets. During the three months ended March 31, 2026, $160 of expense was recognized as part of the agreement and is included in research and development expenses on the condensed consolidated statements of operations.

Consulting Arrangements

In March of 2020, the Company entered into a consulting services agreement with Joseph Taylor who also serves as Executive Chairman of the Company’s Board of Directors. For the three months ended March 31, 2026 and 2025, the Company incurred $88 and $44, respectively in expenses for consulting services provided by Joesph Taylor recorded within selling, general and administrative expenses on the condensed consolidated statements of operations. Amounts due to Joseph Taylor totaled $30 and $190 as of March 31, 2026, and December 31, 2025, respectively and are included in accounts payable.

Note 15 - Subsequent Events

The Company has evaluated subsequent events through June 10, 2026.

As discussed in Note 1, on June 5, 2026, upon the closing of the de-SPAC Transaction, the Company became a wholly-owned subsidiary of CGC. Under the BCA, each outstanding Class A ordinary share of CGC (each, a “CGC Class A Share”), each outstanding Class B ordinary share of CGC and each outstanding preference share of CGC was converted into one share of Series A Common Stock, par value $0.00001 per share, (the “PubCo Series A Common Stock”). Each share of Factorial Common Stock (excluding treasury shares, dissenting shares and shares held by the Factorial founders) issued and outstanding as of immediately prior to the Effective Time, was automatically canceled and extinguished and exchanged for a number of shares of PubCo Series A Common Stock equal to the consideration ratio of approximately 3.67 (the “Consideration Ratio”), which was based on an implied Factorial equity value of $1,100,000. Each share of Factorial Common Stock held by the Factorial Founders issued and outstanding as of immediately prior to the Effective Time, was automatically canceled and extinguished and exchanged for a number of shares of Series B Common Stock, par value $0.00001 per share (the “PubCo Series B Common Stock”) equal to the Consideration Ratio. Each share of Factorial Preferred Stock issued and outstanding as of immediately prior to the Effective Time was automatically canceled and extinguished and converted into the right to receive a number of shares of PubCo Series A Common Stock, par value $0.00001 per share, equal to the Consideration Ratio. PubCo received gross proceeds of approximately $112,100 in connection with the de-SPAC Transaction and the sale of a private placement of PubCo Series A Common Stock, prior to the payment of transaction expenses.

Factorial Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

Additionally, and in congruence with the consummation of the de-SPAC transaction, each option to purchase Factorial Common Stock (each, a “Factorial Option”), whether vested or unvested, ceased to represent the right to purchase Factorial Common Shares and was canceled in exchange for options to purchase PubCo Series A Common Stock under the equity incentive plan adopted by CGC in advance of the Closing (the “PubCo Equity Incentive Plan”), in an amount equal to the product of (x) the number shares of Factorial Common Stock subject to such Factorial Option immediately prior to the Effective Time, multiplied by (y) the Consideration Ratio, at an exercise price per share equal to the quotient of (i) the exercise price per share of such Factorial Option immediately prior to the Effective Time, divided by (ii) the Consideration Ratio, and generally subject to the same terms and conditions that applied to the corresponding Factorial Option immediately prior to the Effective Time. Each restricted stock unit award that was outstanding with respect to Factorial Common Stock (each, a “Factorial RSU Award”), whether vested or unvested, ceased to have any rights in respect of the Factorial Common Stock and was canceled in exchange for a restricted stock unit award under the PubCo Equity Incentive Plan that settled in a number of shares of PubCo Series A Common Stock in an amount and subject to such terms and conditions, in each case, as set forth on the allocation schedule, that was generally subject to the same terms and conditions that applied to the corresponding Factorial RSU Award immediately prior to the Effective Time.

On April 1, 2026, the Company modified an outstanding equity award granted to a consultant that included performance based vesting conditions. As a result of the modification, 90,000 previously granted stock options were forfeited. Pursuant to the modification, and contingent upon the closing of the Company’s pending business combination, the Company is required to grant the consultant RSUs with an aggregate grant date fair value of $250. Additionally, the modification provides for the issuance of 100,000 RSUs subject to performance conditions as defined in the amended agreement.

On April 27, 2026, the Company entered into a definitive agreement to sell its wholly-owned subsidiary Factorial Germany GmbH for a total consideration of $6. The transaction will close at a later date, subject to the satisfaction of customary closing conditions in accordance with German law and registration with the German Commercial Register.

On May 18, 2026, the Company received $1,040 of proceeds related to the January 2026 Notes.

On June 5, 2026, the Company entered into an agreement with Clear Street LLC (“Clear Street”), pursuant to which Clear Street agreed to act as capital markets advisor to the Company for a term of twelve months. As consideration for these services, the agreement provides for the issuance to Clear Street of 100,000 shares of PubCo Series A Common Stock.